UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 17, 2022

Dear Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Stockholders of Acorda Therapeutics, Inc. taking place on June 10, 2022. Your Board of Directors recommends that stockholders vote FOR all of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you may own. You should have already received voting instructions/materials, but for your convenience we have included a copy of either a voting instruction form or a proxy card with this letter.

If you have not already done so, please vote TODAY--via the Internet or by telephone using the enclosed instructions, or alternatively by signing, dating and returning the enclosed voting instruction form or proxy card in the postage-paid envelope provided.  If you have received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Andrew Mayer

Corporate Secretary

YOUR VOTE MATTERS!

You can vote your shares via the Internet or by telephone or alternatively by signing, dating and returning the enclosed voting instruction form or proxy card. If you have received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

Please follow the instructions on the enclosed voting instruction form or proxy card to cast your vote.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3929